UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

KIWI NETWORK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32479	76-0616468
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Simpson Tower, 401 Bay St, #2112, Toronto Ontario, M5H2Y4
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (416) 271-2514

6715 River Lodge Drive, Spring, Texas 77379
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On November 4, 2004, the Company announced a reverse stock split of one share of the Corporation’s common stock for each one hundred shares outstanding in the name of such shareholder; and authorized any fractional shares to be rounded to one share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIWI NETWORK SOLUTIONS, INC.

Date: November 5, 2004	/s/ Derek Pepler

Derek Pepler, President